                                                                     EXHIBIT 3.1


                CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                                NETFLIX.COM, INC.

     NetFlix.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the state of Delaware (the "GCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate") is hereby amended by deleting ARTICLE ONE of the Certificate in its present form and substituting therefore a new ARTICLE ONE in the following form:

     "The name of this corporation is Netflix, Inc."

     SECOND: The amendment to the Certificate set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the GCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by an action by written consent of the holders of a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 4th day of March, 2002.

                                   NETFLIX.COM, INC.

                                   By:  /s/ Reed Hastings
                                        ------------------------------
                                        Reed Hastings, President and
                                        Chief Executive Officer

ATTEST:

By:  /s/ Barry McCarthy
     --------------------------
     Barry McCarthy, Secretary

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NETFLIX.COM, INC.

                             a Delaware corporation

     NetFlix.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

     1. That this corporation was originally incorporated on August 29, 1997 under the name Kibble, Inc., pursuant to the General Corporation Law.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation (this "Certificate") restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

     The name of this corporation is NetFlix.com, Inc.

                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19081. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is one hundred thirty-five million four hundred twenty-five thousand fourteen (135,425,014), each with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is thirty-five million four hundred twenty-five thousand fourteen (35,425,014), of which five million (5,000,000) are designated "Series A Preferred Stock," five million seven hundred and seventy six thousand six hundred and sixteen (5,776,616) are designated "Series B Preferred Stock," four million seven hundred and fifty thousand (4,750,000) are designated "Series C Preferred Stock," four million six hundred and fifty thousand (4,650,000) are designated "Series D Preferred Stock," five million eight hundred seventy four thousand one hundred ninety nine (5,874,199) are designated "Series E Preferred Stock," five million eight hundred seventy four thousand one hundred ninety nine (5,874,199) are designated "Series E-1 Preferred Stock," and three million five hundred thousand (3,500,000) are designated "Series F Non-Voting Preferred Stock." The number of shares of Common Stock authorized to be issued is one hundred million (100,000,000).

     Upon the filing of this Certificate, each outstanding share of Series E Non-Voting Preferred Stock shall be automatically converted into one share of Series E Preferred Stock which shall have the rights and preferences described herein without any action on the part of the holder thereof.

     No share of Preferred Stock issued by the corporation, if reacquired by the corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock. No such share shall again be reissued, nor shall such share be a part of the authorized shares of this corporation.

     The corporation shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock, and reserve all shares needed, if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series E-1 Preferred Stock, and the Series F Non-Voting Preferred Stock are as set forth below.

     A.   Dividends.
          ---------

          1. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends out of assets of this corporation legally available therefor at the annual rate as follows:
     (a) holders of Series A Preferred Stock shall be entitled to receive dividends at an annual rate of $0.05 per share (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares); (b) holders of Series B Preferred Stock shall be entitled to receive dividends at an annual rate of $0.0864 per share (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares); (c) holders of Series C Preferred Stock shall be entitled to receive dividends at an annual rate of $0.2616 per share (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares); (d) holders of Series D Preferred Stock shall be entitled to receive dividends at an annual rate of $0.5216 per share (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares);
     (e) holders of Series E Preferred Stock shall be entitled to receive dividends at an annual rate of $0.75 per share (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares); and (f) holders of Series E-1 Preferred Stock shall be entitled to receive dividends at an annual rate of $0.75 per share (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares). Dividends pursuant to this paragraph shall be payable in preference and prior to any payment of any dividend (other than a dividend on the Common Stock payable solely in the form of additional shares of Common Stock) on the Common Stock or Series F Non-Voting Preferred Stock. If, upon the declaration of such dividends, the assets legally available therefor shall be insufficient to permit the payment to such holders of the aforesaid preferential amounts, then the entire assets legally available therefor shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          2. Thereafter, the holders of the Common Stock and the Preferred Stock shall be entitled to receive on a pro-rata basis (treating the Preferred Stock on an as-if converted basis (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares)), when, as and if declared by the Board of Directors, dividends out of assets of this corporation legally available therefor.

          3. The right to dividends on shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock, Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

     B.   Liquidation Preference.
          ----------------------

          1. Preference. In the event of any liquidation, dissolution or winding
             ----------
     up of this corporation, either voluntarily or involuntarily, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock by reason of their ownership thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation to the holders of the Common Stock,
     (a) the amount of $0.50, $1.08, $3.27, $6.52, $9.38 and $9.38 per share
     (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares), respectively, plus (b) an amount equal to any dividends declared but unpaid on such shares. If upon such liquidation, dissolution or winding up of this corporation, the assets of this corporation distributable pursuant to the preceding sentence are insufficient to provide for the cash payment described above in full to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock, such assets as are available shall be paid to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E

     Preferred Stock, and Series E-1 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. Holders of Series F Non-Voting Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of this corporation in preference to the holders of the Common Stock.

          After the payment or setting apart of payment to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock of the preferential amounts so payable to each of them pursuant to this Article IV(B)(1), each share of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock shall be entitled to receive pro rata (treating the Preferred Stock on an as-if converted basis (subject to any adjustments for splits, dividends, combinations and the like applicable to such shares)) any remaining assets of this corporation; provided, however, (i) the holders of Series A Preferred Stock shall cease to be entitled to any distributions under this paragraph upon such time as such holders have received an aggregate amount per share of Series A Preferred Stock equal to $1.50 (including any such amounts as are received pursuant to the first paragraph of this Article IV(B)(1)); (ii) the holders of Series B Preferred Stock shall cease to be entitled to any distributions under this paragraph upon such time as such holders have received an aggregate amount per share of Series B Preferred Stock equal to $3.24 (including any such amounts as are received pursuant to the first paragraph of this Article IV(B)(1)); (iii) the holders of Series C Preferred Stock shall cease to be entitled to any distributions under this paragraph upon such time as such holders have received an aggregate amount per share of Series C Preferred Stock equal to $9.81 (including any such amounts as are received pursuant to the first paragraph of this Article IV(B)(1)); (iv) the holders of Series D Preferred Stock shall cease to be entitled to any distributions under this paragraph upon such time as such holders have received an aggregate amount per share of Series D Preferred Stock equal to $19.56 (including any such amounts as are received pursuant to the first paragraph of this Article IV(B)(1); (v) the holders of Series E Preferred Stock shall cease to be entitled to any distributions under this paragraph upon such time as such holders have received an aggregate amount per share of Series E Preferred Stock equal to $28.14 (including any such amounts as are received pursuant to the first paragraph of this Article IV(B)(1)); and
     (vi) the holders of Series E-1 Preferred Stock shall cease to be entitled to any distributions under this paragraph upon such time as such holders have received an aggregate amount per share of Series E-1 Preferred Stock equal to $28.14 (including any such amounts as are received pursuant to the first paragraph of this Article IV(B)(1)). Thereafter, all remaining proceeds shall be allocated to the holders of Common Stock and Series F Non-Voting Preferred Stock pro-rata.

          2. Consolidation or Merger. When the corporation shall sell, convey,
             -----------------------
     or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of (a "Change in Control"), such transaction or series of transactions shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article IV(B).

          3. Noncash Distributions. If any of the assets of this corporation are
             ---------------------
     to be distributed under this Article IV(B), or for any purpose, in a form other than cash, then the Board of Directors shall promptly determine in good faith the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Non-Voting Preferred Stock, and Common Stock. This corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Non-Voting Preferred Stock, and Common Stock.

     C.   Conversion. The holders of the Series A Preferred Stock, Series B
          ----------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          1. Right to Convert. Shares of Preferred Stock shall be convertible,
             ----------------
     without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at any time after the date of issuance of such shares at the office of this corporation or any transfer agent for the Preferred Stock into a certain number of fully paid and nonassessable shares of Common Stock as follows: (i) each share of Series A Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series A Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series A Conversion Value (as hereinafter defined); (ii) each share of Series B Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series B Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series B Conversion Value (as hereinafter defined);
     (iii) each share of Series C Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series C Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series C Conversion Value (as hereinafter defined); (iv) each share of Series D Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series D Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series D Conversion Value (as hereinafter defined); (v) each share of Series E Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series E Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series E Conversion Value (as hereinafter defined);
     (vi) each share of Series E-1 Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series E-1 Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series E-1 Conversion Value (as hereinafter defined); and (vii) each share of Series F Non-Voting Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series F Conversion Price (as hereinafter defined) in effect at the time of conversion into the Series F Conversion Value (as hereinafter defined); provided, however, that the shares of Series F Non-Voting Preferred Stock may not be converted to shares of Common Stock pursuant to this Article IV(C)(1) until the earlier of: (A) immediately prior to a Change in Control of the corporation, or (B) such time as such shares of

     Series F Non-Voting Preferred Stock shall have been sold or transferred to a third party not affiliated with the initial holder(s) of such shares of Series F Non-Voting Preferred Stock. Upon the filing of this Certificate with the Delaware Secretary of State (i) the Series A Conversion Price shall be $0.50, and the Series A Conversion Value shall be $0.50; (ii) the Series B Conversion Price shall be $1.08 and the Series B Conversion Value shall be $1.08; (iii) the Series C Conversion Price shall be $3.27 and the Series C Conversion Value shall be $3.27; (iv) the Series D Conversion Price shall be $6.52 and the Series D Conversion Value shall be $6.52; (v) the Series E Conversion Price shall be $6.52 and the Series E Conversion Value shall be $9.38; (vi) the Series E-1 Conversion Price shall be $9.38 and the Series E-1 Conversion Value shall be $9.38; and (vii) the Series F Conversion Price shall be $0.01 and the Series F Conversion Value shall be $0.01. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series E-1 Conversion Price, and the Series F Conversion Price shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible is hereinafter referred to as the "Series A Conversion Rate." The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is hereinafter referred to as the "Series B Conversion Rate." The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible is hereinafter referred to as the "Series C Conversion Rate." The number of shares of Common Stock into which each share of Series D Preferred Stock is convertible is hereinafter referred to as the "Series D Conversion Rate." The number of shares of Common Stock into which each share of Series E Preferred Stock is convertible is hereinafter referred to as the "Series E Conversion Rate." The number of shares of Common Stock into which each share of Series E-1 Preferred Stock is convertible is hereinafter referred to as the "Series E-1 Conversion Rate." The number of shares of Common Stock into which each share of Series F Non-Voting Preferred Stock is convertible is hereinafter referred to as the "Series F Conversion Rate."

          2. Automatic Conversion.
             --------------------

               (a) Any and all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and, notwithstanding the provisions of Article IV(C)(1) above, the Series F Non-Voting Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate and Series D Conversion Rate, and Series F Conversion Rate, respectively, immediately upon the closing of a firm commitment underwritten public offering which is pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock and which results in aggregate gross proceeds to this corporation equal to or in excess of $20,000,000, prior to deduction of underwriting commissions and offering expenses (such offering, a "Qualified Initial Public Offering"). In addition, any and all outstanding shares of the Series E Preferred Stock and Series E-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series E Conversion Rate and Series E-1 Conversion Rate, respectively, immediately upon the closing of a firm commitment underwritten public offering which is pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock and which results in aggregate gross proceeds to this corporation equal to or in excess of $40,000,000, prior to deduction of underwriting commissions and offering expenses, at a per share offering price of at least $5.00 (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) (such offering, a "Series E Qualified Initial Public Offering"). In addition, all outstanding shares of Series A Preferred Stock shall be converted into shares of Common Stock at the then effective Series A Conversion Rate immediately upon the affirmative consent of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock to such conversion. Furthermore, all outstanding shares of Series B Preferred Stock shall be converted into shares of Common Stock at the then effective Series B Conversion Rate immediately upon the affirmative consent of the holders of seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock to such conversion. Furthermore, all outstanding shares of Series C Preferred Stock shall be converted into shares of Common Stock at the then effective Series C Conversion Rate immediately upon the affirmative consent of the holders of seventy-five percent (75%) of the then outstanding shares of Series C Preferred Stock to such conversion. Furthermore, all outstanding shares of Series D Preferred Stock shall be converted into shares of Common Stock at the then effective Series D Conversion Rate immediately upon the affirmative consent of the holders of seventy-five percent (75%) of the then outstanding shares of Series D Preferred Stock to such conversion. Furthermore, all outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock shall be converted into shares of Common Stock at the then effective Series E Conversion Rate and Series E-1 Conversion Rate, respectively, immediately upon the affirmative consent of the holders of seventy-five percent (75%) of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock (voting together as a single class on an as-converted basis) to such conversion.

               (b) If the corporation proposes to consummate any debt or equity financing closing after the date of the filing of this Certificate (a "Financing") and, in connection with such Financing, the corporation requests that the holders of Series E Preferred Stock purchase shares of such securities to be issued in the Financing (the "Financing Securities"), the corporation shall deliver a written notice (the "Financing Notice") to each holder of Series E Preferred Stock specifying (i) such holder's Pro Rata Amount (as defined below) of the Financing Securities to be issued and (ii) the amount of such Financing Securities the corporation requests the holder of Series E Preferred Stock to purchase in such Financing (such amount the "Series E Participation Amount"), which Series E Participation Amount shall not be greater than such holder's Pro Rata Amount. In the event, within 10 calendar days (or earlier, if such period is waived by such holder) after the delivery of the Financing Notice, any holder of shares of Series E Preferred Stock does not purchase its full Series E Participation Amount, then Article IV(C)(6)(a) below shall not apply to any shares of Series E Preferred Stock held by such holder with respect to such Financing and each share of Series E Preferred Stock held by such holder shall, upon the later of the expiration of such 10-day period or the date this corporation thereafter proceeds to consummate the Financing, automatically be converted into one share of Series E-1 Preferred Stock.

               Each holder of shares of Series E Preferred Stock that have been converted into shares of Series E-1 Preferred Stock pursuant to this
          Article IV(C)(2)(b) shall, immediately upon written notice from the corporation, surrender to the corporation at its principal office all certificates for such Series E Preferred Stock, and the corporation shall thereupon deliver to such holder a new Series E-1

          Preferred Stock certificate. For the purposes of this Article IV(C)(2)(b), a holder's "Pro Rata Amount" of a Financing shall be equal to (X) a fraction, the numerator of which shall be the number of shares of Preferred Stock of the corporation (calculated on an as-converted to Common Stock basis) held by such holder, and the denominator of which shall be the number of shares Common Stock of the corporation (calculated on an as-converted basis) then outstanding and held by all stockholders of the corporation multiplied by (Y) the total number of Financing Securities.

          3.   Mechanics of Conversion.
               -----------------------

               (a) Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, and shall give written notice to this corporation at such office that such holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Article IV(C)(2) hereof). This corporation shall, as soon as practicable, after a conversion of any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, issue and deliver to the holder of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock or Series F Non-Voting Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

               (b) In the case of a conversion of Preferred Stock pursuant to
          Article IV(C)(1), such conversion shall be deemed to have occurred immediately prior to the close of business on the date of delivery of the notice pursuant to Article IV(C)(3)(a). In the case of an automatic conversion of Preferred Stock pursuant to Article IV(C)(2), such conversion shall be deemed to have occurred immediately prior to the closing of the Qualified Initial Public Offering or Series E Qualified Initial Public Offering, as the case may be, or as set forth in the consent, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          4. Fractional Shares. In lieu of any fractional shares to which the
             -----------------
     holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, would otherwise be entitled, this corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          5. Adjustment of Series A, Series B, Series C, Series D, Series E,
             --------------------------------------------------------------
     Series E-1, and Series F Conversion Price. The Series A Conversion Price,
     -----------------------------------------
     Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series E-1 Conversion Price, and Series F Conversion Price shall be subject to adjustment from time to time as follows:

               (a) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series E-1 Conversion Price, and Series F Conversion Price shall each be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, respectively, shall be increased in proportion to such increase of outstanding shares.

               (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series E-1 Conversion Price, and Series F Conversion Price shall each be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, respectively, shall be decreased in proportion to such decrease in outstanding shares.

               (c) In case this corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), or securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of this corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, respectively, is convertible.

               (d) Subject to the provisions of Article IV(B), in the case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of this corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of this corporation with or into another entity or entities (other than a consolidation or merger in which this corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of this corporation, the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, each be convertible into the (x) kind and (y) number, of shares of stock or other securities or property of this corporation to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition it had converted its shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, into Common Stock. The provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (e) All calculations under this Article IV(C) shall be made to the nearest cent or to the nearest one one-hundredth (1/100) of a share, as the case may be.

               (f) For the purpose of any computation pursuant to this Article IV(C)(5) or pursuant to Article IV(C)(6) below, the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this paragraph (f) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors.

          6. Special Adjustment of Series C, Series D and Series E Conversion
             ----------------------------------------------------------------
     Price. In addition to those adjustments set forth in Article IV(C)(5)
     -----
     above, the Conversion Price of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

               (a) If this corporation shall issue any Common Stock other than "Excluded Stock" (as defined below) for a consideration per share less than the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are addressed in Articles IV(C)(5)(a), (b), (c) and (d)), then and in such event (except as otherwise provided in this Article IV(C)(6)), such Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price determined by multiplying such Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of any Preferred Stock or other security or upon exercise of rights, options or warrants to acquire Common Stock (including shares deemed to have been issued pursuant to subdivision (C) of this clause (a))) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Common Stock so issued would purchase at such Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of any Preferred Stock or other security or upon exercise of rights, options or warrants to acquire Common Stock (including shares deemed to have been issued pursuant to subdivision (C) of this clause (a))) prior to such issue plus the number of such shares of Common Stock so issued (or deemed issued).

               For purposes of any adjustment of the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to this clause (a), the following provisions shall be applicable:

                    (A) In the case of the issuance of Common Stock for cash,
               the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts or commissions paid or incurred by this corporation in connection with the issuance and sale thereof.

                    (B) In the case of the issuance of Common Stock for a
               consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors, in accordance with generally accepted accounting principles; provided, however, that if, at the time of such determination, this corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued.

                    (C) In the case of the issuance of (1) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (2) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (3) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                         (1) the aggregate maximum number of shares of Common
                    Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                         (2) the aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and
                    (B) above);

                         (3) on any change in the number of shares of Common
                    Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall forthwith be readjusted to such Series C Conversion Price, Series D Conversion Price and Series E Conversion Price, respectively, as would have been obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                         (4) on the expiration of any such options or rights,
                    the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall forthwith be readjusted to such Series C Conversion Price, Series D Conversion Price and Series E Conversion Price, respectively, as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

          (b) "Excluded Stock" shall mean:

               (i) all shares of Common Stock issued and outstanding on the date this Certificate is filed with the Delaware Secretary of State and all shares of Common Stock issuable upon exercise of options, warrants or other convertible securities outstanding on such date;

               (ii) all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Non-Voting Preferred Stock and the Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and Series F Non-Voting Preferred Stock are convertible and any shares of Common Stock issued or issuable as a dividend or distribution on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock or Series F Non-Voting Preferred Stock;


               (iii) all shares of Common Stock or options to purchase Common Stock or other securities issued or issuable to employees, consultants or directors of this corporation pursuant to any plan or other arrangement approved by the Board of Directors;

               (iv) all shares of Common Stock, options or warrants to purchase Common Stock or other securities issued to banks, building developers, equipment lessors or similar institutions provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors; and

               (v) all shares of capital stock, options or warrants to purchase capital stock or other securities issued to movie studios or other movie or DVD distributors, provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors.

               All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock or Series F Non-Voting Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Article IV(C)(6)(a) above.

          7. Minimal Adjustments. No adjustment in either the Series A
             -------------------
     Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series E-1 Conversion Price, or Series F Conversion Price need be made if such adjustment would result in a change in such conversion price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series E-1 Conversion Price, or Series F Conversion Price, as the case may be.

          8. No Impairment. This corporation will not, through any
             -------------
     reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV(C) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock against impairment. This provision shall not restrict this corporation's right to amend this Certificate with the requisite stockholder consent whether such stockholder consent is required by law or the terms of this Certificate.

          9. Certificate as to Adjustments. Upon the occurrence of each
             -----------------------------
     adjustment or readjustment of the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate, Series D Conversion Rate, Series E Conversion Rate, Series E-1 Conversion Rate, or Series F Conversion Rate pursuant to this Article IV(C), this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and describing the facts upon which such adjustment or readjustment is based. This corporation shall, upon written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
     (ii) the applicable Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock.

          10. Notices of Record Date. In the event of any taking by this
              ----------------------
     corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

          11. Reservation of Stock Issuable Upon Conversion. This corporation
              ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          12. Notices. Any notice required by the provisions of this Section C
              -------
     to be given to the holder of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Non-Voting Preferred Stock, as the case may be, shall be deemed given by courier service or five days after being deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation; or if by facsimile, upon proper confirmation of receipt.

     D. Redemption.
        ----------

          1. In the event that any holder (a "Redeeming Holder") of outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock, as the case may be, gives written notice (the "Notice") to this corporation of a demand for redemption of its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock during the period commencing June 12, 2004 and ending sixty (60) days thereafter, this corporation shall, to the extent it may lawfully do so, redeem in four (4) annual installments beginning one hundred twenty (120) days following receipt by this corporation of proper demand for redemption, 25% of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock as the case may be, per year at a redemption price per share (the "Redemption Price") equal to the sum of (i) $1.08, in the case of the Series B Preferred Stock, $3.27, in the case of the Series C Preferred Stock, $6.52, in the case of Series D Preferred Stock, or $9.38, in the case of Series E Preferred Stock and Series E-1 Preferred Stock (subject to adjustments for any split, combination or the like), plus (ii) an amount equal to any dividends declared but unpaid on the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock so redeemed. A redemption of only a part of the number of shares required to be redeemed in any one installment pursuant to this Article IV(D) shall be pro rata among all Redeeming Holders according to the aggregate Redemption Price payable to such Redeeming Holders. Within ten (10) days of receipt of the Notice, the corporation shall send written notice to all holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock of the pending redemption and such holders shall have ten (10) days from receipt of such notice to send written notice of intention to join in such redemption.

          2. At least thirty (30) days but no more than sixty (60) days prior to the date fixed for any redemption of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record (determined at the close of business on the business day preceding the day on which notice is given) of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock to be redeemed, at his or her address last shown on the records of this corporation, notifying such holder of the redemption of such shares, specifying the Redemption Date, the Redemption Price and the date on which such holder's rights to conversion as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his or her certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). In the event fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          3. Three (3) days prior to the Redemption Date, this corporation shall deposit the Redemption Price of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company chosen by this corporation as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by this corporation pursuant to this Article IV(D)(3) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Article IV(C) hereof no later than the close of business on the Redemption Date shall be returned to this corporation forthwith upon such conversion. The balance of any monies deposited by this corporation pursuant to this Article IV(D)(3) remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to this corporation, provided that the holder to which such money would be payable hereunder shall be entitled, upon proof of his, her or its ownership of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock and payment of any bond requested by this corporation, to receive such monies but without interest from the Redemption Date.

          4. If, on or prior to the Redemption Date, the funds necessary for such redemption shall have been set aside by this corporation and deposited with a bank or trust company for the benefit of the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and/or Series E-1 Preferred Stock whose shares are being redeemed, then, from and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all dividends on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series E-1 Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates and the right to receive any declared but unpaid dividends) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and/or Series E-1 Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and/or Series E-1 Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares in accordance with the provisions of paragraph D(1) above. The shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and/or Series E-1 Preferred Stock such funds will immediately be used to redeem the balance of the shares that this corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     E.   Voting Rights; Protective Provisions.
          ------------------------------------

          1. Voting Rights.
             -------------

               (a) General. Except as otherwise required by law or as otherwise
                   -------
          set forth herein, each holder of Common Stock shall have one vote for each share of Common Stock so held, and each holder of Preferred Stock other than holders of Series F Non-Voting Preferred Stock with respect to such shares shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock so held could be converted at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law and as set forth in Article IV(E)(2)(f) below, the holders of Series F Non-Voting Preferred Stock shall have no right to vote with respect to such shares, and the holders of Series E Preferred Stock and Series E-1 Preferred Stock shall not have the right to vote with respect to such shares for the election of directors of this corporation. Except as required by law or as otherwise set forth herein, all shares of Preferred Stock and all shares of Common Stock shall vote together as a single class on all matters to come before the stockholders of this corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and, if applicable, Series E Preferred Stock, Series E-1 Preferred Stock, and Series F Non-Voting Preferred Stock held by each holder could be converted) be disregarded.

               (b) Board of Directors. The Board of Directors shall be fixed at
                   ------------------
          seven (7) directors. For so long as not less than seventy-five percent (75%) of the shares of Series B Preferred Stock outstanding as of June 18, 1999 remain outstanding, the holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director at each annual meeting of stockholders (the "Series B Director"). Further, for so long as not less than seventy-five percent (75%) of the shares of Series C Preferred Stock outstanding as of June 18, 1999 remain outstanding, the holders of the Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director at each annual meeting of stockholders (the "Series C Director"). Further, for so long as not less than seventy-five percent (75%) of the authorized shares of Series D Preferred Stock remain outstanding, the holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director at each annual meeting of stockholders (the "Series D Director"). All other members of the Board of Directors shall be elected by the holders of the Common Stock and the Preferred Stock, other than the Series E Preferred Stock, Series E-1 Preferred Stock and Series F

          Non-Voting Preferred Stock, then issued and outstanding as a group. So long as seventy-five percent (75%) of the shares of Series B Preferred Stock and Series C Preferred Stock outstanding as of June 18, 1999 and seventy-five percent (75%) of the authorized shares of Series D Preferred Stock remain outstanding, as the case may be, the Series B Director, the Series C Director and the Series D Director, as the case may be, may be removed from the Board of Directors only by the affirmative vote of the holders of a majority of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be, voting separately as a single class; the remaining directors may be removed from the Board of Directors only by the affirmative vote of the holders of a majority of the Common Stock and the Preferred Stock, other than the Series E Preferred Stock, Series E-1 Preferred Stock and Series F Non-Voting Preferred Stock, voting together as a group. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class or classes of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy.

          2.   Protective Provisions.
               ---------------------

               (a) This corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series A Preferred Stock then outstanding, voting as a separate class:

                    (i) alter or change in any material respect the rights,
               preferences or privileges of the Series A Preferred Stock;

                    (ii) amend this Certificate to increase the number of
               authorized shares of Series A Preferred Stock;

                    (iii) issue any new equity security ranking senior or pari passu with the Series A Preferred Stock with respect to rights, preferences or privileges; or

                    (iv) declare or pay any dividends on any junior securities.

               (b) This corporation shall not, without first obtaining the approval of the holders of not less than sixty-six percent (66%) of the total number of shares of Series B Preferred Stock then outstanding, voting as a separate class:

                    (i) alter or change in any material respect the rights,
               preferences or privileges of the Series B Preferred Stock;

                    (ii) issue any new equity security ranking senior or pari
               passu with the Series B Preferred Stock with respect to any rights, preferences or privileges of the Series B Preferred Stock;

                    (iii) declare or pay any dividends on any junior securities;

                    (iv) except as set forth in Article IV(D), repurchase any
               Common or Preferred Stock (this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal); or

                    (v) reclassify or recapitalize any equity securities of this corporation.

               (c) This corporation shall not, without first obtaining the approval of the holders of not less than sixty-six percent (66%) of the total number of shares of Series C Preferred Stock then outstanding, voting as a separate class:

                    (i) alter or change in any material respect the rights,
               preferences or privileges of the Series C Preferred Stock;

                    (ii) issue any new equity security ranking senior or pari
               passu with the Series C Preferred Stock with respect to any rights, preferences or privileges of the Series C Preferred Stock;

                    (iii) declare or pay any dividends on any junior securities;

                    (iv) except as set forth in Article IV(D), repurchase any
               Common or Preferred Stock (this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal);

                    (v) reclassify or recapitalize any equity securities of this corporation; or

                    (vi) amend this Certificate to increase the number of
               authorized shares of Series C Preferred Stock.

               (d) This corporation shall not, without first obtaining the approval of the holders of not less than sixty-six percent (66%) of the total number of shares of Series D Preferred Stock then outstanding, voting as a separate class:

                    (i) alter or change in any material respect the rights,
               preferences or privileges of the Series D Preferred Stock;

                    (ii) issue any new equity security ranking senior or pari
               passu with the Series D Preferred Stock with respect to any rights, preferences or privileges of the Series D Preferred Stock;

                    (iii) declare or pay any dividends on any junior securities;

                    (iv) except as set forth in Article IV(D), repurchase any
               Common or Preferred Stock (this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal);

                    (v) reclassify or recapitalize any equity securities of this corporation; or

                    (vi) amend this Certificate to increase the number of
               authorized shares of Series D Preferred Stock.

               (e) This corporation shall not, without first obtaining the approval of the holders of not less than sixty-six percent (66%) of the total number of shares of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding, voting together as a single series on an as-converted basis but as a separate class:

                    (i) alter or change in any material respect the rights,
               preferences or privileges of the Series E Preferred Stock or Series E-1 Preferred Stock;

                    (ii) issue any new equity security ranking senior or pari
               passu with the Series E Preferred Stock or Series E-1 Preferred Stock with respect to any rights, preferences or privileges of the Series E Preferred Stock or Series E-1 Preferred Stock;

                    (iii) declare or pay any dividends on any junior securities;

                    (iv) except as set forth in Article IV(D), repurchase any
               Common or Preferred Stock (this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal);

                    (v) reclassify or recapitalize any equity securities of this corporation; or

                    (vi) amend this Certificate to increase the number of
               authorized shares of Series E Preferred Stock or Series E-1 Preferred Stock.

               (f) This corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series F Non-Voting Preferred Stock then outstanding, voting as a separate class:

                    (i) alter or change in any material respect the rights,
               preferences or privileges of the Series F Non-Voting Preferred Stock;

                    (ii) except as set forth in Article IV(D), repurchase any
               Common or Preferred Stock (this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal);

                    (iii) reclassify or recapitalize any equity securities of
               this corporation pursuant to which the rights, preferences or privileges of the Series F Non-Voting Preferred Stock are adversely affected in a disproportionately greater manner than the other series of Preferred Stock as reasonably determined by the Board of Directors of the corporation; or

                    (iv) issue any Series F Non-Voting Preferred Stock to any
               person other than (A) to a movie studio or other movie or DVD distributor or any other person with whom the corporation has a strategic business relationship, (B) for other than primarily equity financing purposes and (C) as approved by the Board of Directors.

               (g) This corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Preferred Stock (other than the Series F Non-Voting Preferred Stock) then outstanding, voting as a separate class on an as-converted basis:

                    (i) merge or consolidate with any other corporation in a
               transaction in which (A) the holders of this corporation's capital stock prior to the consummation of such event hold less than 50% of the voting power of the surviving entity; and (B) the consideration per share received by the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock is less than $4.32, $6.54, $13.04, $18.76 and $18.76, respectively;
               or

                    (ii) sell, lease, convey, exchange, transfer or otherwise
               dispose of all or substantially all of the assets of this corporation in a transaction in which the consideration per share received by the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock is less than $4.32, $6.54, $13.04, $18.76 and $18.76, respectively.

               (h) This corporation shall not, without first obtaining the approval of the holders of not less than seventy-five percent (75%) of the total number of shares of Preferred Stock (other than the Series F Non-Voting Preferred Stock) then outstanding, voting as a separate class on an as-converted basis, amend this Certificate to increase the authorized number of shares of Preferred Stock other than additional shares of Series F Non-Voting Preferred Stock.

                                   ARTICLE V

     To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     This corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of this corporation or any predecessor of this corporation or serves or served at any other enterprise as a director, officer or employee at the request of this corporation or any predecessor to this corporation.

     Neither any amendment nor repeal of this Article V, nor the adoption of any provision of this Certificate inconsistent with this Article V, shall eliminate or reduce the effect of this Article V, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VI

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute or this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of this corporation.

                                  ARTICLE VIII

     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                   ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE X

     This corporation is to have perpetual existence.

     I hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of my own knowledge and that this certificate is my act and deed.

     IN WITNESS WHEREOF, NetFlix.com, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its President and attested by its Secretary this 5th day of July, 2001.

                                  NETFLIX.COM, INC.,
                                  a Delaware corporation

                                  /s/ Reed Hastings
                                  -------------------------------------------
                                  Reed Hastings
                                  Chief Executive Officer

Attest:

By:/s/ W. Barry McCarthy
   ---------------------------------
   W. Barry McCarthy, Secretary